EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this current report on Form 8-K of The Limited, Inc. of our report dated February 27, 2001 relating to the financial statements, which appears in Intimate Brands, Inc.'s 2000 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended February 3, 2001, which is incorporated by reference in the Registration Statement on Form S-4 (No. 333-82144).


/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 27, 2002